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                                                                   Exhibit 23(b)


                            Coopers & Lybrand L.L.P.

                        CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Amendment No. 2 to the Registration Statement of Salomon Smith Barney Holdings Inc. (the "Company"), SSBH Capital I, SSBH Capital II, SSBH Capital III and SSBH Capital IV on Form S-3, filed with the Securities and Exchange Commission on or about December 1, 1997, of our report dated January 15, 1997 on our audits of the consolidated financial statements and financial statement schedule of Smith Barney Holdings Inc. and Subsidiaries ("SBHI") as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, which report is included in the Annual Report on Form 10-K of SBHI for the fiscal year ended December 31, 1996 and which appears in the Form 8-K of the Company (formerly known as Salomon
Inc) dated September 29, 1997, and of our report dated November 28, 1997 on our audits of the supplemental consolidated financial statements of the Company and Subsidiaries as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996, which report is included in the Form 8-K of the Company dated November 28, 1997. We also consent to the reference to our firm under the caption "Experts."


/s/ Coopers & Lybrand L.L.P.


New York, New York
December 1, 1997